Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-3 of our report dated March 27, 2018 relating to the financial statements of Foresight Autonomous Holdings Ltd. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

February 15, 2019